EXHIBIT 10.22

Summary Description of Incentive Compensation Arrangement for Iron Mountain Incorporated’s Executive Officers

Iron Mountain Incorporated (the “Company”) has an incentive compensation arrangement for executive officers that is unwritten and informal, except that the Company has formal written plans for the Chief Executive Officer and Chief Operating Officer. Compensation for each fiscal (calendar) year is generally set during the first three months of the fiscal year for that fiscal year.  Criteria, such as gross revenues and Operating Income Before Depreciation and Amortization (OIBDA), are selected, and targets for such criteria are selected.  Bonuses ranging from 0% to 100% of the executive officer’s base salary are paid, depending on targets being met at various levels, following the end of the fiscal year.  The targets for criteria are adjusted by management during the year for acquisitions and other major unbudgeted events.  The criteria set for fiscal year 2007 are gross revenues, OIBDA and a discretionary element.